UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        September 28, 2005
         Date of Report (Date of earliest event reported)



                  FLEXPOINT SENSOR SYSTEMS, INC.
          (Name of small business issuer in its charter)

        Delaware                   0-24368            87-0620425
(State of incorporation)  (Commission File Number)  (I.R.S. Employer
                                                    Identification No.)

106 West Business Park Drive, Draper, Utah               84020
(Address of principal executive offices)               (Zip code)

Registrant's telephone number:   (801) 568-5111


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



         SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 28, 2005, Flexpoint Sensor Systems, Inc. entered into a manufacturing agreement with R&D Products, LLC, a Utah limited liability company, doing business in Midvale, Utah. R&D Products has developed a mattress with multiple air chambers that use Bend Sensors and we agreed to manufacture the Bend Sensors for the mattresses. The initial order is for 300,000 Bend Sensors to be used to begin manufacture of 10,000 mattresses.

The initial term of the agreement is for a period of five years and the term will renew automatically for one or more successive one-year terms, unless either party provides written notice of non-renewal. The unit prices will be adjusted on an annual basis to reflect industry standard price changes. R&D Products will deliver purchase orders for the Bend Sensors to us and may inspect the production of the Bend Sensors . In addition, both parties have agreed to maintain the confidentiality of proprietary information obtained from each other.

Pursuant to the manufacturing agreement, we agreed not to compete directly or indirectly with R&D Products by contracting with another party to design or produce a product similar to R&D Products' mattress. Both parties agreed to indemnify the other for any loss or damages arising directly or indirectly from the manufacture of the Bend Sensors

The agreement may be terminated by either party for breach of the agreement by the other party or dissolution of the other entity. The rights under the agreement cannot be assigned without prior written consent from the other party.



          SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1 Manufacturing Agreement between Flexpoint Sensor and R&D Products, Inc., dated September 28, 2005

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               FLEXPOINT SENSOR SYSTEMS, INC.


                                /s/ Clark M. Mower
DATED: October 3, 2005     By  __________________________________
                               Clark M. Mower, President